Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTING FIRM

Kamera Content AB
Stockholm, Sweden

I hereby consent to the use of my independent auditor’s report dated May 23, 2007, relating to my audit of the consolidated financial statements of Kamera Content AB for the year ended December 31, 2006, which is in the Form 8-K/A of KIT digital, Inc. filed July 7, 2008.

Stockholm, Sweden
June 26, 2008

/s/ Maria Jalkenäs

Maria Jalkenäs
Authorized Public Accountant
Grant Thornton Sweden AB